UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 15, 2016

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On June 15, 2016, MVC Capital, Inc. (the “Company”) received a letter from NYSE Regulation indicating that the New York Stock Exchange had concluded that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2016 (the “4/30/16 10-Q”).

As previously disclosed on Form 12b-25 filed with the SEC on June 10, 2016 (the “Form 12b-25”), the Company requires additional time to complete the 4/30/16 10-Q for the reasons stated in such filing.

The specific timing for the filing of the 4/30/16 10-Q is not yet known, but it is currently expected to be filed as soon as practicable after the investigation into the allegations discussed in the Form 12b-25 is complete.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By: /s/ Michael Tokarz
Michael Tokarz, Chairman
Dated:  June 21, 2016